Telenav Reports First Quarter Fiscal 2020 Financial Results

SANTA CLARA, Calif., Nov. 7, 2019 — Telenav®, Inc. (NASDAQ:TNAV), a leading provider of connected car and location-based products and services, today released its financial results for the first fiscal quarter ended Sept. 30, 2019. In connection with this announcement, the company also posted a supplemental financial results presentation on its website. Please visit Telenav’s investor relations website at http://investor.telenav.com to view the financial results and materials.
“Telenav delivered another solid quarter, with a five-year-high revenue level, and a significantly increased cash balance to $122 million,” said HP Jin, Chairman and CEO of Telenav. “Further, we continued to make progress on our Connected Car Strategy, evident from our recent inorganic investments, and our announced initiatives with Microsoft and Amazon.”

Financial highlights for the first quarter ended Sept. 30, 2019

•
On Aug. 16, 2019 Telenav transferred assets associated with its Thinknear location-based digital advertising operations to inMarket Media, LLC; as a result the financial results of Telenav’s advertising business through the transfer date are reported as discontinued operations in the company’s financial statements.

•
Total revenue for the first quarter of fiscal 2020 was $64.5 million, an increase of 39% compared with $46.3 million in the first quarter of fiscal 2019. Product revenue for the first quarter of fiscal 2020 was $55.2 million, an increase of 38% compared with $39.9 million in the first quarter of fiscal 2019. Services revenue for the first quarter of fiscal 2020 was $9.3 million, an increase of 47% compared with $6.3 million in the first quarter of fiscal 2019.

•	GAAP gross profit was $27.6 million in the first quarter of fiscal 2020, an increase of 48% compared with $18.7 million in the first quarter of fiscal 2019.

•	Billings, a non-GAAP measure, for the first quarter of fiscal 2020 were $76.6 million, an increase of 44% compared with $53.1 million in the first quarter of fiscal 2019.

•
GAAP loss from continuing operations for the first quarter of fiscal 2020 was $(2.1) million, compared with $(6.1) million in the first quarter of fiscal 2019. The year-over-year decrease in loss from continuing operations was primarily due to higher gross profit.

•
GAAP net loss for the first quarter of fiscal 2020 was $(6.1) million, compared with $(7.6) million for the first quarter of fiscal 2019. Net loss included loss on discontinued operations for the first quarter of fiscal 2020 of $(4.0) million, compared with $(1.5) million for the first quarter of fiscal 2019. Loss on discontinued operations for the first quarter of fiscal 2020 included a $4.8 million loss on the transfer of certain assets associated with our advertising business to inMarket Media. The year-over-year decrease in total net loss was due primarily to higher gross profit offset by higher operating expenses.

•	Adjusted EBITDA, a non-GAAP measure, for the first quarter of 2020 was $0.4 million, compared with a loss of $(3.9) million for the first quarter of 2019.

•
Ending cash, cash equivalents and short-term investments, excluding restricted cash, were $121.8 million as of Sept. 30, 2019, an increase of $22.3 million compared with $99.5 million as of June 30, 2019. This represented cash, cash equivalents and short-term investments of $2.51 per share, based on approximately 48.6 million shares of common stock outstanding as of Sept. 30, 2019. Telenav had no debt as of Sept. 30, 2019.

Recent Business Highlights

•
1.4 million Telenav-equipped cars capable of connected services were deployed into the global market during the quarter ended Sept. 30, 2019, bringing total cumulative connected units deployed to date to 16.1 million and total cumulative auto units deployed to 25.8 million.

•	Telenav announced an initiative with Microsoft to integrate Telenav’s intelligent connected-car solutions suite with the Microsoft Connected Vehicle Platform, running on Microsoft Azure.

•	Telenav announced its connected navigation is a key component in the latest generation of the Opel Multimedia Navi Pro Infotainment System found in the automaker’s Insignia models.

•	Toyota launched Scout GPS Link on the 2020 Avalon and the 2020 Sienna.

•	Telenav completed an investment in Motion Auto to accelerate In-Car Commerce and Communications domain initiatives.

•	Telenav completed an investment in Moove.ai to complement the Road Intelligence domain initiatives of our Connected Car Platform.

Q2 Fiscal 2020 Business Outlook
For the second fiscal quarter ending Dec. 31, 2019, Telenav offers the following guidance.

•	Total revenue is expected to be $55 million to $57 million, assuming approximately $9 million in license revenue in the quarter from the OpenTerra transaction we previously announced with Grab.

•	Billings, a non-GAAP measure, are expected to be $60 million to $62 million.

•	GAAP gross margin is expected to be 43% to 45%.

•	GAAP operating expenses are expected to be $29 million to $31 million.

•	GAAP net loss is expected to be $(4.5) million to $(6.5) million.

•	Adjusted EBITDA, a non-GAAP measure, is expected to be $(1.5) million to $(3.5) million.

Subject to anticipated volumes, take rates and timing of model expansion under Telenav’s various automobile manufacturer and tier one supplier programs, including the potential impact, if any, from Ford’s transition of its North American passenger car portfolio to trucks, SUVs and CUVs, Telenav anticipates that adjusted cash flow from operations will be positive for the year fiscal 2019.
The above information concerning concerning guidance represents Telenav’s outlook only as of the date hereof, and is subject to change for various reasons, including due to developments relating to the transactions with inMarket Media and Grab, as a result of amendments to material contracts and other changes in business conditions. Telenav undertakes no obligation to update or revise any financial forecast or other forward-looking statements, as a result of new developments, or otherwise.
Conference Call and Quarterly Commentary
Telenav will host an investor conference call and live webcast on Thursday, Nov. 7, 2019 at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time). Management has posted a supplemental financial results presentation in combination with Telenav’s First Quarter Fiscal Year 2020 Financial Results press release on its investor relations website. To listen to the webcast and view Telenav’s quarterly presentation, please visit Telenav’s investor relations website at http://investor.telenav.com.  Listeners can also access the conference call by dialing 888-394-8218 (toll-free, domestic only) or 323-701-0225 (domestic and international toll) and entering pass code 8907900. A replay of the conference call will be available for two weeks beginning approximately two hours after the call’s completion. To access the replay, dial 888-203-1112 (toll-free, domestic only) or 719-457-0820 (domestic and international toll) and enter pass code 8907900.
Use of Non-GAAP Financial Measures

Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as billings, change in deferred revenue, change in deferred costs, adjusted EBITDA, and free cash flow included in this press release are different from those otherwise presented under GAAP. Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain items and, therefore, are helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.

To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial statements included in this earnings release.

Billings equals GAAP revenue recognized plus the change in deferred revenue from the beginning to the end of the applicable period. In connection with its presentation of the change in deferred revenue, Telenav has provided a similar presentation of the change in the related deferred costs. Such deferred costs primarily include costs associated with third party content and certain development costs associated with its customized software solutions whereby customized engineering fees are earned. As the company enters into more hybrid and brought-in navigation programs, deferred revenue and deferred costs become larger components of its operating results, so Telenav believes these metrics are useful in evaluating cash flows.

Telenav considers billings to be a useful metric for management and investors because billings drive revenue and deferred revenue, which is an important indicator of its business. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue or cost and may require additional services or costs to be provided over contracted service periods. For example, billings related to certain brought-in solutions cannot be fully recognized as revenue in a given period due to requirements for ongoing map updates and provisioning of services such as hosting, monitoring, customer support and, for certain customers, additional period content and associated technology costs. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures, making comparisons between companies more difficult. Accordingly, when Telenav uses this measure, it attempts to compensate for these limitations by providing specific information regarding billings and how they relate to revenue calculated in accordance with GAAP.

Adjusted EBITDA measures GAAP net loss adjusted for discontinued operations and excluding the impact of stock-based compensation expense, depreciation and amortization, other income (expense) net, provision (benefit) for income taxes, and other applicable items such as legal settlements and contingencies and merger and acquisition, or M&A, transaction expenses, net of tax. Stock-based compensation expense relates to equity incentive awards granted to its employees, directors, and consultants. Legal settlements and contingencies represent settlements, offers made to settle, or loss accruals relating to litigation or other disputes in which Telenav is a party or the indemnitor of a party. M&A transaction expenses relate primarily to costs associated with transactions, such as the inMarket Transaction and the Grab Transaction.

Adjusted EBITDA, while generally a measure of profitability, can also represent a loss. Adjusted EBITDA is a key measure used by Telenav’s management and board of directors to understand and evaluate Telenav’s core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. In particular, Telenav believes that the exclusion of the expenses eliminated in calculating adjusted EBITDA and can provide a useful measure for period-to-period comparisons of Telenav’s core business. Accordingly, Telenav believes that adjusted EBITDA generally provides useful information to investors and others in understanding and evaluating our operating results in the same manner as Telenav’s management and board of directors.

Free cash flow is a non-GAAP financial measure Telenav defines as net cash provided by (used in) operating activities, less purchases of property and equipment. Telenav considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash (used in) generated by its business after purchases of property and equipment.

In this press release, Telenav has provided guidance for the second quarter of fiscal 2020 on a non-GAAP basis for billings and adjusted EBITDA. Telenav does not provide reconciliations of these forward-looking non-GAAP financial measures to the corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections with respect to deferred revenue, deferred costs, stock-based compensation and tax provision (benefit), which are components of these non-GAAP financial measures. In particular, stock-based compensation is impacted by future hiring and retention needs, as well as the future fair market value of Telenav’s common stock, all of which is difficult to predict and subject to constant change. The actual amounts of these items will have a significant impact on Telenav’s net loss per diluted share and tax provision (benefit). Accordingly, reconciliations of Telenav’s forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available without unreasonable effort.
Forward Looking Statements
This press release contains forward-looking statements that are based on Telenav management’s beliefs and assumptions and on information currently available to its management.  Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others: Telenav’s ability to develop and implement products for Ford, GM and Toyota and to support Ford, GM and Toyota and their customers; the impact of Ford’s recent announcement regarding the elimination of various sedans in North America over the near term; the impact of tariffs on sales of automobiles in the United States and other markets; Telenav’s success in extending its contracts for current and new generation of products with its existing automobile manufacturers and tier ones, particularly Ford; the impact of GM’s announcement regarding Google Automotive Services; Telenav’s ability to achieve additional design wins and the delivery dates of automobiles including Telenav’s products; adoption by vehicle purchasers of Scout GPS Link; Telenav’s dependence on a limited number of automobile manufacturers and tier ones for a substantial portion of its revenue and the impact of labor stoppages on those automobile manufacturers’ and tier ones’ ability to produce vehicles; reductions in demand for automobiles; potential impacts of automobile manufacturers and tier ones including competitive capabilities in their vehicles such as Apple CarPlay and Android Auto; Telenav’s continued reporting of losses and operating expenses in excess of expectations; Telenav’s ability to acquire certification for automotive SPICE and other contractual obligations with customers; failure to reach agreement with customers for awards and contracts on products and services in which Telenav has expended resources developing; competition from other market participants who may provide comparable services to subscribers without charge; the timing of new product releases and vehicle production by Telenav’s automotive customers, including inventory procurement and fulfillment; possible warranty claims, and the impact on consumer perception of its brand; Telenav’s ability to perform under its initiatives with Amazon and Microsoft, and benefit from those initiatives; the potential that Telenav may not be able to realize its deferred tax assets and may have to take a reserve against them; Telenav’s reliance on its automobile manufacturers for volume and royalty reporting; the impact on revenue recognition and other financial reporting due to the amendment of contracts or changes in accounting standards; and macroeconomic and political conditions in the U.S. and abroad, in particular China. Telenav discusses these risks in greater detail in “Risk Factors” and elsewhere in its Form 10-K for the fiscal year ended June 30, 2019 and other filings with the U.S. Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date made. You should review the company’s SEC filings carefully and with the understanding that actual future results may be materially different from what Telenav expect.

ABOUT TELENAV, INC.
Telenav is a leading provider of connected car and location-based services, focused on transforming life on the go for people - before, during, and after every drive. Leveraging our location platform, we enable our customers to deliver custom connected car and mobile experiences. To learn more about how Telenav’s location platform powers personalized navigation, mapping, big data intelligence, social driving, and location-based advertising, visit www.telenav.com.
Copyright 2018 Telenav, Inc. All Rights Reserved.
“Telenav,” “Scout,” “Thinknear” and the Telenav, Scout and Thinknear logos are registered trademarks of Telenav, Inc.  Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.

TNAV-F
TNAV-C

Investor Relations:
Bishop IR
Mike Bishop
415-894-9633
IR@telenav.com

Media:
Raphel Finelli
408-667-5970
raphelf@telenav.com

Telenav, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(unaudited)

	September 30, 2019	June 30, 2019
Assets
Current assets:
Cash and cash equivalents	$19,278	$27,275
Short-term investments	102,515	72,203
Accounts receivable, net of allowances of $7 and $7 at September 30, 2019 and June 30, 2019, respectively	52,973	69,781
Restricted cash	2,452	1,950
Deferred costs	19,416	18,752
Prepaid expenses and other current assets	4,281	3,784
Assets of discontinued operations	1,788	6,330
Total current assets	202,703	200,075
Property and equipment, net	5,304	5,583
Operating lease right-of-use assets	9,325	—
Deferred income taxes, non-current	798	998
Goodwill and intangible assets, net	15,483	15,701
Deferred costs, non-current	58,379	61,050
Other assets	18,977	1,414
Assets of discontinued operations, non-current	259	12,194
Total assets	$311,228	$297,015
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$17,804	$16,061
Accrued expenses	38,365	48,899
Operating lease liabilities	3,566	—
Deferred revenue	43,073	31,270
Income taxes payable	635	800
Liabilities of discontinued operations	1,876	3,373
Total current liabilities	105,319	100,403
Deferred rent, non-current	—	1,266
Operating lease liabilities, non-current	7,011	—
Deferred revenue, non-current	104,184	103,865
Other long-term liabilities	639	811
Liabilities of discontinued operations, non-current	107	30
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 48,566 and 46,911 shares issued and outstanding at September 30, 2019 and June 30, 2019, respectively	49	47
Additional paid-in capital	192,055	182,349
Accumulated other comprehensive loss	(1,729)	(1,477)
Accumulated deficit	(96,407)	(90,279)
Total stockholders' equity	93,968	90,640
Total liabilities and stockholders’ equity	$311,228	$297,015

Telenav, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	September 30,
	2019	2018
Revenue:
Product	$55,183	$39,930
Services	9,272	6,322
Total revenue	64,455	46,252
Cost of revenue
Product	31,989	23,588
Services	4,862	3,954
Total cost of revenue	36,851	27,542
Gross profit	27,604	18,710
Operating expenses:
Research and development	20,663	18,492
Sales and marketing	1,946	1,703
General and administrative	7,287	5,450
Total operating expenses	29,896	25,645
Loss from operations	(2,292)	(6,935)
Other income, net	561	1,590
Loss from continuing operations before provision for income taxes	(1,731)	(5,345)
Provision for income taxes	411	740
Loss from continuing operations	(2,142)	(6,085)
Discontinued operations:
Income (loss) from operations of Advertising business, net of tax	832	(1,485)
Loss from sale of Advertising business	(4,818)	—
Loss on discontinued operations	(3,986)	(1,485)
Net loss	$(6,128)	$(7,570)

Basic and diluted loss per share:
Loss from continuing operations	$(0.04)	$(0.14)
Net loss	$(0.13)	$(0.17)
Weighted average shares used in computing basic and diluted loss per share	47,780	45,018

Telenav, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	September 30,
	2019	2018
Operating activities
Net loss	$(6,128)	$(7,570)
Loss on discontinued operations	3,986	1,485
Loss from continuing operations	(2,142)	(6,085)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	1,752	2,048
Depreciation and amortization	922	1,010
Accretion of net premium on short-term investments	12	5
Operating lease amortization, net of accretion	544	—
Unrealized gain on non-marketable equity investments	—	(1,259)
Realized loss on non-marketable equity investments	100	—
Other	1	—
Changes in operating assets and liabilities:
Accounts receivable	16,653	(252)
Deferred income taxes	171	198
Deferred costs	1,979	(4,381)
Prepaid expenses and other current assets	(502)	369
Other assets	28	(35)
Trade accounts payable	1,738	3,267
Accrued expenses and other liabilities	(10,259)	(2,467)
Income taxes payable	(152)	149
Deferred rent	—	37
Operating lease liabilities	(897)	—
Deferred revenue	12,221	6,842
Net cash provided by (used in) operating activities	22,169	(554)
Investing activities
Purchases of property and equipment	(461)	(99)
Purchases of short-term investments	(41,418)	(10,624)
Purchase of long-term investments	(2,000)	—
Proceeds from sales and maturities of short-term investments	11,052	10,865
Net cash provided by (used in) investing activities	(32,827)	142
Financing activities
Proceeds from exercise of stock options	8,306	24
Tax withholdings related to net share settlements of restricted stock units	(832)	(1,206)
Net cash provided by (used in) financing activities	7,474	(1,182)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(336)	(239)
Net decrease in cash, cash equivalents and restricted cash	(3,520)	(1,833)
Net cash used in discontinued operations	(3,975)	(1,740)
Cash, cash equivalents and restricted cash, beginning of period	29,225	20,099
Cash, cash equivalents and restricted cash, end of period	$21,730	$16,526
Supplemental disclosure of cash flow information
Income taxes paid, net	$739	$166
Non-cash investing: Investment in LLC acquired in exchange for sale of Advertising business	$15,600	$—
Cash flows from discontinued operations:
Net cash used in operating activities	$(3,569)	$(1,740)
Net cash used in financing activities	(406)	—
Net cash transferred from continuing operations	3,975	1,740
Net change in cash and cash equivalents from discontinued operations	—	—
Cash and cash equivalents of discontinued operations, beginning of period	—	—
Cash and cash equivalents of discontinued operations, end of period	$—	$—
Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$19,278	$13,596
Restricted cash	2,452	2,930
Total cash, cash equivalents and restricted cash	$21,730	$16,526

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Revenue to Billings

	Three Months Ended September 30,
	2019	2018
Revenue	$64,455	$46,252
Adjustments:
Change in deferred revenue	12,122	6,842
Billings	$76,577	$53,094

Reconciliation of Deferred Revenue to Change in Deferred Revenue
Reconciliation of Deferred Costs to Change in Deferred Costs

	Three Months Ended September 30,
	2019	2018
Deferred revenue, September 30	$147,257	$81,380
Deferred revenue, June 30	135,135	74,538
Change in deferred revenue	$12,122	$6,842

Deferred costs, September 30	$77,795	$62,806
Deferred costs, June 30	79,802	58,425
Change in deferred costs(1)	$(2,007)	$4,381

(1) Deferred costs primarily include costs associated with third-party content and in connection with certain customized software solutions, the costs incurred to develop those solutions. We expect to incur additional costs in the future due to requirements to provide ongoing map updates and provisioning of services such as hosting, monitoring, customer support and, for certain customers, additional period content and associated technology costs.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended September 30,
	2019	2018
Net loss	$(6,128)	$(7,570)
Loss on discontinued operations	3,986	1,485
Loss from continuing operations	(2,142)	(6,085)
Adjustments:
Stock-based compensation expense	1,752	2,048
Depreciation and amortization expense	922	1,010
Other income, net	(561)	(1,590)
Provision for income taxes	411	740
Adjusted EBITDA	$382	$(3,877)

Reconciliation of Net Loss to Free Cash Flow

	Three Months Ended September 30,
	2019	2018
Net loss	$(6,128)	$(7,570)
Loss on discontinued operations	3,986	1,485
Loss from continuing operations	(2,142)	(6,085)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Change in deferred revenue (1)	12,221	6,842
Change in deferred costs (2)	1,979	(4,381)
Changes in other operating assets and liabilities	6,780	1,266
Other adjustments (3)	3,331	1,804
Net cash provided by (used in) operating activities	22,169	(554)
Less: Purchases of property and equipment	(461)	(99)
Free cash flow	$21,708	$(653)

(1) Consists of product royalties, customized software development fees, service fees and subscription fees.
(2) Consists primarily of third-party content costs and customized software development expenses.
(3) Consist primarily of depreciation and amortization, stock-based compensation expense and other non-cash items.